EXHIBIT 32.1

CONTANGO OIL & GAS COMPANY

Section 906 Certificate of Chief Executive Officer

and Chief Financial Officer

I, Kenneth R. Peak, certify that the Quarterly Report of Contango Oil & Gas Company on Form 10-Q for the three months ended September 30, 2003, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. Section 78m or Section 78o (d)) and that information contained in such report fairly presents, in all material respects, the financial condition and results of operations of Contango Oil & Gas Company.

Dated: November 12, 2003

/s/ KENNETH R. PEAK

Kenneth R. Peak Chairman, Chief Executive Officer and Chief Financial Officer